SCHEDULE OF SERIES PORTFOLIOS OF SPDR® SERIES TRUST

Dated: May 29, 2013

Fund Name
SPDR Dow Jones Total Market ETF
SPDR Dow Jones Large Cap ETF
SPDR S&P 500® Growth ETF
SPDR S&P 500 Value ETF
SPDR Dow Jones Mid Cap ETF
SPDR S&P 400 Mid Cap Growth ETF
SPDR S&P 400 Mid Cap Value ETF
SPDR S&P 600 Small Cap ETF
SPDR S&P 600 Small Cap Growth ETF
SPDR S&P 600 Small Cap Value ETF
SPDR Global Dow ETF
SPDR Dow Jones REIT ETF
SPDR S&P Bank ETF
SPDR S&P Capital Markets ETF
SPDR S&P Insurance ETF
SPDR Morgan Stanley Technology ETF
SPDR S&P Dividend ETF
SPDR S&P Aerospace & Defense ETF
SPDR S&P Biotech ETF
SPDR S&P Health Care Equipment ETF
SPDR S&P Health Care Services ETF
SPDR S&P Homebuilders ETF
SPDR S&P Metals & Mining ETF
SPDR S&P Oil & Gas Equipment & Services ETF
SPDR S&P Oil & Gas Exploration & Production ETF
SPDR S&P Pharmaceuticals ETF
SPDR S&P Retail ETF
SPDR S&P Semiconductor ETF
SPDR S&P Software & Services ETF
SPDR S&P Telecom ETF
SPDR S&P Transportation ETF
SPDR S&P Regional Banking ETF
SPDR S&P Mortgage Finance ETF
SPDR Barclays 1-3 Month T-Bill ETF
SPDR Barclays Intermediate Term Treasury ETF
SPDR Barclays Long Term Treasury ETF
SPDR Barclays TIPS ETF
SPDR Barclays Aggregate Bond ETF
SPDR Nuveen Barclays Municipal Bond ETF
SPDR Barclays International Treasury Bond ETF
SPDR Nuveen Barclays Short Term Municipal Bond ETF
SPDR Nuveen Barclays California Municipal Bond ETF
SPDR Nuveen Barclays New York Municipal Bond ETF

SPDR Barclays High Yield Bond ETF
SPDR DB International Government Inflation-Protected Bond ETF
SPDR Barclays Short Term International Treasury Bond ETF
SPDR Barclays Intermediate Term Corporate Bond ETF
SPDR Barclays Long Term Corporate Bond ETF
SPDR Barclays Convertible Securities ETF
SPDR Barclays Mortgage Backed Bond ETF
SPDR Nuveen S&P VRDO Municipal Bond ETF
SPDR Wells Fargo Preferred Stock ETF
SPDR Barclays Short Term Corporate Bond ETF
SPDR Nuveen Barclays Build America Bond ETF
SPDR Barclays International Corporate Bond ETF
SPDR Barclays Emerging Markets Local Bond ETF
SPDR Barclays Issuer Scored Corporate Bond ETF
SPDR Nuveen S&P High Yield Municipal Bond ETF
SPDR Barclays Short Term Treasury ETF
SPDR Barclays Investment Grade Floating Rate ETF
SPDR Barclays Short Term High Yield Bond ETF
SPDR BofA Merrill Lynch Emerging Markets Corporate Bond ETF
SPDR BofA Merrill Lynch Crossover Corporate Bond ETF
SPDR Barclays Global Convertible Securities ETF
SPDR S&P 1500 Value Tilt ETF
SPDR S&P 1500 Momentum Tilt ETF
SPDR Russell 1000 Low Volatility ETF
SPDR Russell 2000 Low Volatility ETF
SPDR Barclays 1-10 Year TIPS ETF

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